Exhibit 10.1

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Execution Version

June 15, 2010

QANTAS AIRWAYS LIMITED

CARGO AIRCRAFT MANAGEMENT, INC

AIRCRAFT SALE AGREEMENT

relating to one used Boeing 767-338ER aircraft

Manufacturer’s Serial Number 24146

Registration Mark VH-OGA

Qantas Airways Limited

Legal Department

APC Centre

Cnr Robey & O’Riordan Streets

Mascot NSW 2020

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

AIRCRAFT SALE DETAILS

Seller:	Qantas Airways Limited ABN 16 009 661 901, a company incorporated in Australia of Qantas Centre, 203 Coward Street, Mascot, New South Wales, 2020, Australia.

Purchaser:	Name:	Cargo Aircraft Management, Inc

	Address:	7100 TPC Drive, Suite 100, Orlando, Florida 32822 USA

	Jurisdiction:	Florida, USA

Guarantor:	Name:	Air Transport Service Group, Inc

	Address:	145 Hunter Drive, Wilmington, Ohio 45177 USA

	Jurisdiction:	Delaware, USA

Aircraft:	Australian Registration Mark	VH-OGA

	Airframe Manufacturer/ Model	Boeing 767-338ER

	Airframe Manufacturer’s Serial Number (MSN)	24146

	Airframe Year of manufacture:	1988

	Engines Manufacturer/ Model	General Electric

	Engines Manufacturer’s Serial Number (ESN)	695432 and 695678

	APU Manufacturer/ Model	Allied Signal GTCP331-200ER

	APU Manufacturer’s Serial Number (MSN)	P2538

Delivery Date: (Clause 3.6)	4 August 2010

Delivery Location: (Clauses 1.1 and 4.4)

Southern California Logistics Airport, Victorville, California, USA (IATA Code: VCV)

With respect to the Documents only: Qantas Jetbase, Sydney Kingsford Smith Airport, Mascot, NSW 2020 Australia (IATA Code: SYD)

Purchase Price:	USD [*]

Deposit: (Clause 3)	USD [*]

Completion Payment: (Clause 3)	USD [*]

Seller’s Bank Account: (Clause 3.4)	Bank: [*] Account Name: [*] Account No: [*] Swift Code: [*]

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Third Party Liability Amount: (Clause 8.1(b))	USD 500,000,000

Notice Details: (Clause 15.5)

Seller:	Attention:	Head of Fleet Procurement and Trading

	Address:	Qantas Airways Limited S-QCF/6, 203 Coward Street Mascot NSW 2020 Australia

	Facsimile:	+(61 2) 9691 0396

with a Copy to:

	Attention:	General Counsel and Company Secretary

	Address:	Qantas Airways Limited QCA9, 203 Coward Street Mascot NSW 2020 Australia

	Facsimile:	+(61 2) 9691 3339

Purchaser:	Attention:	Bill Tarpley

	Address:	7100 TPC Drive, Suite 100, Orlando, Florida 32822 USA

	Facsimile:	+1 407 517 0303

Purchaser’s Service Agent: (clause 15.5(c))	Attention: Address:	Fancesca Rush Clayton Utz 1 O’Connell Street, Sydney NSW 2000 Australia

	Facsimile:	+61 2 8220 6700

Guarantor:	Attention:	Corporate Secretary and General Counsel

	Address:	145 Hunter Drive, Wilmington, Ohio 45177 USA

	Facsimile:	+1 937-382-2452

Guarantor’s Service Agent: (clause 15.5(d))	Attention: Address:	Fancesca Rush Clayton Utz 1 O’Connell Street, Sydney NSW 2000 Australia

	Facsimile:	+61 2 8220 6700

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Execution Version

AIRCRAFT SALE AGREEMENT

Agreement dated	June 2010 between these parties:

Seller:	Qantas Airways Limited ABN 16 009 661 901 of Qantas Centre, 203 Coward Street, Mascot, New South Wales 2020, Australia

Purchaser:	Cargo Aircraft Management, Inc of 7100 TPC Drive, Suite 100, Orlando, Florida 32822 USA

Guarantor:	Air Transport Services Group, Inc of 145 Hunter Drive, Wilmington, Ohio, 45177 USA

INTRODUCTION

A.	The parties entered into a Terms Sheet dated 22 April 2010 under which the parties agreed, amongst other things, to enter into an aircraft sale agreement.

B.	The Purchaser wishes to purchase, and the Seller wishes to sell, the Aircraft on the terms and conditions set out in this Agreement.

AGREEMENT

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceptance Certificate” means a certificate substantially in the form of SCHEDULE 4.

“Acceptance Inspection” means, in relation to the Aircraft, completion of each of the following:

(a)	the ground inspection of the Aircraft by the Purchaser at the Location; and

(b)	the inspection of the Documents by the Purchaser at the Location.

“Aircraft” means the Airframe, the Engines, the Documents and all Parts, less the Retained Items.

“Aircraft Sale Details” means the details of the sale arrangement between the parties in relation to the Aircraft as set out on page 2 of this Agreement.

“Airframe” means the airframe specified in Aircraft Sale Details, excluding any Engine installed on it.

“APU” means the auxiliary power unit specified in Aircraft Sale Details.

“Authorisation” means any approval, authorisation, consent, declaration, exemption, filing, licence, notarisation, registration or waiver, however described, and any renewal or variation to any of them.

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“Authorised Representative” means, in respect of the Purchaser:

(a)	any employee of the Purchaser nominated by or on behalf of it as an authorised representative;

(b)	with consent of the Seller, any person or attorney appointed by it as an authorised representative,

by written notice to the Seller, such notice being accompanied by a document certifying the correctness of the signature of any person so appointed.

“Bill of Sale” means a bill of sale substantially in the form set out in SCHEDULE 3.

“Business Day” means a day on which banks are actually open for business in Sydney, Australia and Orlando, Florida other than a Saturday, Sunday or public holiday or bank holiday in New South Wales, Australia or Orlando, Florida.

“CASA” means the Civil Aviation Safety Authority of Australia.

“Casualty Event” means the total loss (including constructive total loss), theft, hijacking, compulsory acquisition, confiscation, destruction or damage to the Aircraft to the extent which, in the reasonable opinion of the insurer with whom the Aircraft is insured, renders repair impractical or uneconomical.

“Completion Payment” means, in relation to the Aircraft, the amount specified as the ‘completion payment’ for the Aircraft in Aircraft Sale Details.

“Confidential Information” means this Agreement and all information disclosed (whether orally, in writing or in any other form) by one party (“Disclosing Party”) to the other party (“Recipient”) in connection with this Agreement which is identified as being confidential and all copies, notes and records and all related information generated by the Recipient based on or arising out of any such disclosure which is not:

(a)	in the public domain (otherwise than as a result of a breach of this Agreement);

(b)	independently developed or known by the Recipient.

“Consequential Losses” means any loss of use, revenue, opportunity or profit or any other indirect, incidental or consequential loss or damage.

“Damages” means all claims, liabilities, expenses, losses (including Consequential Losses), damages and costs (including legal costs on a full indemnity basis and whether incurred by or awarded against a party).

“Delivery” means, in relation to the Aircraft, the time on the Delivery Date that title to the Aircraft is transferred to the Purchaser in accordance with clause 4.6.

“Delivery Date” means, in relation to the Aircraft, the date specified as the ‘delivery date’ for the Aircraft in Aircraft Sale Details.

“Deposit” means, in relation to the Aircraft, the amount specified as the ‘deposit’ for the Aircraft in Aircraft Sale Details.

“Documents” means one set of the technical and other general documents, to the extent available to the Seller, as specified in SCHEDULE 1

“Engine” means each of the engines installed on the Airframe at Delivery as specified in Aircraft Sale Details or as otherwise agreed between the parties.

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“Event of Default” means the “Purchaser Event of Default” as defined in clause 11.1 or the “Seller Event of Default” as defined in clause 11.3 (as the context requires).

“Export Control Laws” has the definition given to that term in clause 5.1(a).

“Force Majeure Event” means any delay or failure in the performance of the Seller under this Agreement where such delay or failure is the result (whether directly or indirectly) of any cause or matter beyond the reasonable control of the Seller including any strike, government action, requisition for hire, armed conflict or act of God.

“Government Agency” means a government or government department, a governmental, semi governmental or judicial person or a person (whether autonomous or not) charged with the administration of any applicable law of the Purchaser’s Jurisdiction, Australia or the United States of America.

“GST” means any goods and services tax, value added tax or sales tax imposed on the sale or supply of goods, services and rights.

“Guarantor’s Service Agent” means the service agent appointed by the Guarantor in accordance with clause 15.5(d) and specified in Aircraft Sale Details.

“Indemnified Person” means each Qantas Group Company and their respective Personnel.

“Insolvency Event” means, in relation to the Purchaser:

(a)	it disposes of the whole or any part of its assets, operations or business other than in the normal course of business;

(b)	any step is taken to enter into any arrangement between it and its creditors;

(c)	it ceases to be able to pay its debts as they become due;

(d)	it ceases to carry on business;

(e)	any step is taken by a mortgagee to enter into possession or dispose of the whole or any part of its assets or business;

(f)	any step is taken to appoint a receiver, a receiver and manager, a trustee in bankruptcy, a liquidator, a provisional liquidator, an administrator or other like person of the whole or any part of its assets or business; or

(g)	there is any change in the direct or indirect beneficial ownership or control of it.

“Insurance” means the insurances specified in clause 8.1(b) to be maintained by Purchaser in accordance with clauses 8.1(c) and 8.1(d).

“Location” means, in relation to the Aircraft, the Seller’s facility (or any third party facility contracted by the Seller) at the ‘Delivery Location’ specified in Aircraft Sale Details or such other location specified by the Seller.

“Parts” means any and all appliances, parts, instruments, attachments, accessories, furnishings, seats, components, APU and landing gear (excluding the Engines) incorporated in, installed on, or attached to, the Aircraft at the date of this Agreement and at Delivery.

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“Personnel” of a party:

(a)	means officers, employees, agents and contractors of that party; and

(b)	in the case of Seller includes officers, employees and agents of any Qantas Group Company.

“Purchase Price” means, in relation to the Aircraft, the sum of the Deposit and the Completion Payment as specified in Aircraft Sale Details.

“Purchaser’s Jurisdiction” means the jurisdiction specified in Aircraft Sale Details.

“Purchaser’s Service Agent” means the service agent appointed by the Purchaser in accordance with clause 15.5(c) and specified in Aircraft Sale Details.

“Qantas Group” means the Seller and its related bodies corporate (as defined in the Corporations Act 2001 (Cth)).

“Qantas Group Company” means a company in the Qantas Group.

“Qantas Trade Marks” means the Seller’s name and any logo or trade mark (whether registered or not) used by Seller in connection with any business of any Qantas Group Company.

“Retained Items” means the items listed in SCHEDULE 2.

“Seller’s Bank Account” means the bank account specified in Aircraft Sale Details or such other account nominated by the Seller in writing.

“Taxes” means any tax (including GST, sales tax, stamp duty, payroll and withholding tax), duty, charge, fee and other impost of whatever kind (including any fine or penalty) that may be levied, assessed, charged or collected.

“Third Party Interest” means a mortgage, pledge, lien, charge, assignment, encumbrance, secured interest, title retention arrangement, option, lease or other third party interest of any nature, in each case affecting the ownership of the Aircraft, but excluding:

(a)	any airport user or en route charges imposed by CASA or a Government Agency incurred by the Seller in relation to the Aircraft prior to Delivery, such charges to be satisfied by the Seller; and

(b)	any intellectual property interests of the Airframe manufacturer, Engine manufacturer or other party in the Documents.

“Third Party Liability Amount” the amount the third party liability amount specified in Aircraft Sale Details.

“US$” or “USD” means the lawful currency of the United States of America.

1.2	Interpretation

In this Agreement, unless the context otherwise requires:

(a)	headings are for ease of reference only and do not affect the meaning of this Agreement;

(b)	the singular includes the plural and vice versa;

(c)	other grammatical forms of defined words or expressions have corresponding meanings;

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(d)	a reference to a clause, paragraph, schedule or annexure is a reference to a clause or paragraph of, or schedule or annexure to, this Agreement and a reference to this Agreement includes any schedules and annexures;

(e)	a reference to a clause, document or agreement, including this Agreement, includes a reference to that clause, document or agreement as novated or amended from time to time;

(f)	a reference to a statute, ordinance or by-law includes regulations and other instructions under it and consolidations, amendments, re-enactments or replacements of any of them;

(g)	a reference to a party includes executors, administrators, permitted assigns and successors of that party;

(h)	‘including’ means ‘including without limitation’; and

(i)	if the day under which any act, matter or thing is to be done under or pursuant to this Agreement is not a Business Day, the act, matter or thing will be done no later than the next Business Day.

2.	SALE AND PURCHASE

The Purchaser agrees to purchase from the Seller, and the Seller agrees to sell to the Purchaser, the Aircraft in an “AS IS WHERE IS” condition in accordance with this Agreement.

3.	PAYMENT OF PURCHASE PRICE

3.1	Payment of Deposit

The Purchaser will pay, if it has not already done so, the Deposit on the date of this Agreement.

3.2	Refund of Deposit

The Deposit will only be refunded to the Purchaser if the sale of the Aircraft does not take place because of:

(a)	a default by the Seller under clause 4.4 or clause 11.3; or

(b)	a Force Majeure Event; or

(c)	a Casualty Event.

If the Deposit is refunded in accordance with this clause then the Purchaser will not be entitled to any interest on the Deposit.

3.3	Completion Payment

The Purchaser must pay the Completion Payment and ensure that the Completion Payment is received by the Seller, prior to the Delivery Date of the Aircraft.

3.4	Method of Payment

The Purchaser must make all payments due to the Seller under this Agreement by telegraphic transfer, in immediately available funds, to the Seller’s Bank Account.

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3.5	Payments made by third parties on behalf of Purchaser

Where payments are made to the Seller in connection with this Agreement by any third parties on behalf of the Purchaser (each a ‘Third Party Payer’), the Purchaser must provide to the Seller, in a form acceptable to the Seller, a letter of assurance from the Third Party Payer (and acknowledged by the Purchaser) stating that pursuant to this Agreement, the Third Party Payer:

(a)	is paying on behalf of the Purchaser for the purchase by the Purchaser of the Aircraft; and

(b)	acknowledges that:

(i)	it has no claim against the Seller; and

(ii)	that the Seller has no greater liability to the Purchaser under the Agreement and no liability whatsoever to the Third Party Payer in relation to the sale of the Aircraft.

3.6	Guarantee

The provisions of SCHEDULE 5 will apply to this Agreement.

4.	DELIVERY

4.1	Delivery Condition

(a)	Subject to clauses 4.1(c) and 4.1(d), the Seller confirms that the Aircraft shall be delivered on the Delivery Date in the same ‘AS IS, WHERE IS’ condition as at the Purchaser’s inspection of the Aircraft during the period of 5, 6 and 7 May 2010.

(b)	The Seller confirms that the Aircraft is currently in, and will remain in, a formal storage programme at the Location until the Delivery Date.

(c)	Notwithstanding clause 4.1(a), the Purchaser acknowledges that up until the Delivery Date the Seller may remove Parts from the Aircraft that are required to operationally support the Seller’s fleet.

(d)	If the Seller does remove any Parts from the Aircraft pursuant to Clause 4.1(c), then the Seller will notify the Purchaser and prior to the Delivery Date replace any such removed Parts with Parts of equivalent or greater value.

(e)	The Purchaser agrees and acknowledges that Delivery of the Documents shall take place at a separate Location to the balance of the Aircraft and will be shipped from the Location to the Purchaser in the United States of America, at the Seller’s cost, within five (5) Business Days after the Delivery Date.

4.2	Purchaser’s Obligations Prior to Delivery

(a)	On or prior to the Delivery Date the Purchaser will perform the Acceptance Inspection.

(b)	The Purchaser will, in performing its obligations in relation to the Acceptance Inspection:

(i)	exercise all due care and skill; and

(ii)	comply with each of the policies and procedures of the Seller notified to it.

(c)	The Purchaser must sign the Acceptance Certificate on the Delivery Date if the Aircraft is as described in Aircraft Sale Details at the Acceptance Inspection. The Acceptance Certificate shall be conclusive evidence that the Aircraft is accepted without objection as at the date of the Acceptance Certificate.

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4.3	Conditions Precedent to Delivery

(a)	The obligation of the Seller to sell the Aircraft to the Purchaser shall be subject to the fulfilment of each of the following conditions on or prior to the Delivery Date:

(i)	the Seller shall have received each of the following documents and evidence to its satisfaction:

(A)	a signed original execution copy of this Agreement together with any ancillary agreements or letters entered into by the Seller and the Purchaser in connection with the sale of the Aircraft;

(B)	a certified copy of the memorandum and articles of association of the Purchaser;

(C)	a certified copy of the power of attorney or such other instrument pursuant to which the Purchaser’s signatory signs this Agreement (and any other ancillary documents) on behalf of the Purchaser;

(D)	a certified copy of all corporate Authorisations (if any) needed to ensure the validity and enforceability of this Agreement against the Purchaser;

(E)	a signed Acceptance Certificate duly executed by the Purchaser’s Authorised Representative;

(F)	a signed Aircraft or Aircraft Parts Exemption Certificate pursuant to California Sales Tax Regulation 1593; and

(G)	a certificate of insurance in form and content satisfactory to the Seller evidencing the Insurances in compliance with clause 8.1(b);

(ii)	the Purchaser shall have received each of the following documents, with any confidential or commercially sensitive information removed:

(A)	a signed original execution copy of this Agreement together with any ancillary agreements or letters entered into by the Seller and the Purchaser in connection with the sale of the Aircraft;

(B)	a certified copy of the power of attorney or such other instrument pursuant to which the Seller’s signatory signs this Agreement (and any other ancillary documents) on behalf of the Seller;

(C)	a certified copy of all corporate Authorisations (if any) needed to ensure the validity and enforceability of this Agreement against the Seller;

(iii)	payment of the Completion Payment for the Aircraft in accordance with clause 3.3; and

(iv)	the representations given by the Purchaser in clause 6.2(b) shall be true and accurate.

(b)	The foregoing conditions precedent have been inserted for the mutual benefit of the Seller and the Purchaser and may be waived in writing, in whole or in part and with or without conditions, by the Seller and the Purchaser without prejudicing the right of the Seller and the Purchaser to receive fulfilment of such conditions, in whole or in part, at any time thereafter.

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(c)	If any of such conditions precedent remain outstanding at the Delivery Date and are not waived or deferred in writing, either party shall be entitled at any time after such date to terminate its obligations to sell or purchase the Aircraft by notice to the other party, whereupon neither party shall have any further obligation or liability hereunder.

4.4	Seller’s Obligations at Delivery

Subject to completion of the conditions precedent in clause 4.3, on the Delivery Date, the Seller shall:

(a)	confirm the receipt of the Completion Payment paid under clause 3.3;

(b)	provided confirmation is received under clause 4.4(a), deliver to the Purchaser at the Location:

(i)	the Aircraft;

(ii)	the duly executed Bill of Sale; and

(iii)	an Export Certificate of Airworthiness for the Aircraft to the United States of America (at Seller’s cost) (Export Certificate of Airworthiness); and

4.5	Export Certificate of Airworthiness

For the avoidance of doubt, the Purchaser acknowledges that any such Export Certificate of Airworthiness given to the Purchaser pursuant to clause 4.4(b)(iii):

(a)	will be based on the current ‘as is, where is’ condition of the Aircraft at Delivery and the Seller is not required to perform any tasks or works on the Aircraft in respect of re-registration of the Aircraft following Delivery;

(b)	shall note any deviations and derogations to the importing jurisdiction; and

(c)	the Seller has no obligation to comply with any requirements, such as aircraft, engine or component modifications, of any foreign state or regulatory body when providing the Export Certificate of Airworthiness for the Aircraft.

4.6	Passing of Title

The Seller shall pass to the Purchaser legal and beneficial title to the Aircraft free and clear of all Third Party Interests on the Delivery Date immediately after receipt by the Seller of:

(a)	the Purchase Price; and

(b)	the other items referred to in clause 4.3.

4.7	Casualty Event

If the Aircraft suffers a Casualty Event prior to Delivery the Seller shall not be required to deliver, and the Purchaser will not be required to purchase, the Aircraft in accordance with this Agreement.

4.8	Damage to the Aircraft

In the event that the Aircraft suffers any damage prior to the Delivery Date which the parties agree (acting reasonably) may diminish the value of the Aircraft by an amount equal to or greater than USD [*], then the parties shall enter into good faith negotiations in relation to an adjustment to the Purchase Price.

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4.9	Force Majeure Event

If the Aircraft is not delivered on the Delivery Date due to a Force Majeure Event:

(a)	the obligations of the parties under this Agreement are suspended until the cause of the Force Majeure Event is removed;

(b)	neither party shall be liable for any Damages incurred by the other party; and

(c)	upon removal of the cause of the Force Majeure Event the parties will agree on a revised date for Delivery of the Aircraft,

provided however if the Force Majeure Event is not removed by three (3) months after the Delivery Date, this Agreement will be at an end and the Seller must refund the Deposit to the Purchaser.

5.	SELLER’S ASSISTANCE POST DELIVERY

During the period from Delivery to the date falling six (6) calendar months after the Delivery Date, the Seller shall use reasonable efforts to provide to the Purchaser assistance in relation to integration of the Documents into the Purchaser’s system of maintenance based on the Seller’s historical knowledge of the Documents. Any such assistance will be provided at the Seller’s sole discretion to be determined on a case by case basis, and will:

(a)	not result in the Seller bearing any additional costs;

(b)	be limited to Seller consulting Seller’s own retained scanned copy of the Documents only;

(c)	be subject to the capacity of the Seller; and

(d)	not interfere with the daily operations of the Seller.

6.	REPRESENTATIONS AND WARRANTIES

6.1	Acknowledgements

As at the date of this Agreement and on the Delivery Date (by reference to the circumstances existing at the relevant date):

(a)	the Purchaser acknowledges that it is subject to the laws and regulations of the United States of America and Australia, any regulations, sanctions or embargos of the United Nations or the European Union, which prohibit or restrict the export and/or use of, the Aircraft, the Engines or any Parts (Export Control Laws).

(b)	both parties acknowledge and agree that this Agreement has been concluded by direct negotiation without any intermediaries or agents.

6.2	Representations and Warranties

As at the date of this Agreement and on the Delivery Date (by reference to the circumstances existing at the relevant date):

(a)	the Seller represents and warrants to the Purchaser as follows:

(i)	it will have the legal and beneficial ownership of the Aircraft free from encumbrance or any security interest whatsoever on the Delivery Date;

(ii)	it has the power to enter into and perform this Agreement which constitutes its valid and binding obligations enforceable against the Seller in accordance with its terms; and

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(iii)	except as advised to the Purchaser in writing, to the best of the Seller’s knowledge, the Aircraft has not suffered any material damage between the date of this Agreement and the Delivery Date.

(b)	each of the Purchaser, and in respect of subparagraphs (i) to (vii) only the Guarantor, represents and warrants to the Seller as follows:

(i)	it is duly incorporated and validly exists under the laws of it’s Jurisdiction;

(ii)	no Insolvency Event has occurred in relation to it;

(iii)	it has the full legal capacity and power to enter into and perform this Agreement which constitutes its valid and binding obligations enforceable against it in accordance with its terms;

(iv)	any conditions, consents or things required by any applicable law to be fulfilled or done (including all corporate approvals and the obtaining of any necessary Authorisations) in order to enable it to lawfully enter into, and exercise its rights and perform its obligations under, this Agreement have been fulfilled or done;

(v)	neither the execution of, nor the performance of, this Agreement by it does or will contravene:

(A)	any applicable law to which it or any of its property is subject or any order of any Government Agency binding on its property;

(B)	any Authorisation or requirement that any additional Authorisation be obtained;

(C)	any undertaking or instrument binding it or any of its property; or

(D)	any provisions of its constituent documents;

(vi)	it is not necessary or desirable to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement that:

(A)	this Agreement be filed or registered with any Government Agency in it’s Jurisdiction; or

(B)	any Taxes be paid in it’s Jurisdiction;

(vii)	it is not entering into this Agreement as trustee of any trust or settlement;

(viii)	no litigation, arbitration, mediation, conciliation or administrative proceedings are taking place, pending, or threatened which, if adversely decided, could have an adverse effect on it’s ability to perform its obligations under this Agreement;

(ix)	it has not been paid, agreed to pay or caused to be paid directly or indirectly to any firm, any commission, percentage, contingent fee, brokerage or other similar payment of any kind, in connection with the establishment or operation of this Agreement, to any employee of the Seller or to any third party; and

(x)	in relation to the Export Control Laws:

(A)	on Delivery of the Aircraft, it will not export, re-export, transfer, or divert the Aircraft in violation of any Export Control Laws; and

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(B)	it shall also make certain acknowledgements and representations reasonably requested by the Seller with respect to any Export Control Laws.

7.	DEREGISTRATION FROM AUSTRALIAN REGISTER

After Delivery, the Seller shall de-register the Aircraft from the Australian register of aircraft.

8.	INSURANCE AND RISK

8.1	Insurances

(a)	The Seller will maintain its usual hull all risks and hull war risks insurance for the Aircraft in respect of the period up to and including Delivery.

(b)	The Purchaser shall, with respect to the Aircraft, effect and maintain for a period of not less than two years after Delivery, aviation liability insurance for a combined single limit of not less than the Third Party Liability Amount (‘Insurance’) noting the Seller as an additional named insured and noting the Purchaser’s indemnity obligations under clause 10 (“Indemnities and Releases”).

(c)	If the Purchaser on sells the Aircraft or any part of it, the Purchaser must maintain the Insurance noting the Seller as an additional named insured and noting the Purchaser’s indemnity obligations under clause 10 until the date which falls on the second anniversary of Delivery.

(d)	After the Insurance is renewed, the Purchaser shall provide a certificate of insurance in form and content satisfactory to the Seller evidencing the Insurance in compliance with this clause 8.1.

8.2	Risk

(a)	The Aircraft will remain at the risk (including the risk of any Damage in connection with the Acceptance Inspection) of the Seller until title to the Aircraft passes to the Purchaser at the time of Delivery.

(b)	The Aircraft will be at the risk of the Purchaser on and from Delivery.

9.	ASSIGNMENT OF MANUFACTURER WARRANTIES

The Seller will use its reasonable endeavours to assign to the Purchaser at Delivery the benefit of any remaining manufacturer warranties in relation to the Aircraft that are capable of assignment.

10.	INDEMNITIES AND RELEASES

10.1	Indemnity by the Purchaser

The Purchaser must defend and indemnify each Indemnified Person from and against all Taxes (other than Taxes levied by any Australian Government Agency) and Damages to the extent suffered or incurred in connection with, arising out of or in respect of:

(a)	the Aircraft occurring after Delivery; or

(b)	the Purchaser’s representative at the Acceptance Inspection; or

(c)	any breach by the Purchaser or its Personnel of this Agreement.

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10.2	Disclaimer

The Purchaser unconditionally agrees that:

(a)	the Aircraft and each Part thereof is to be sold in an AS IS, WHERE IS condition as at the Delivery Date and that the Purchase Price for the Aircraft has been calculated on this basis; and

(b)	save as expressly stated in this Agreement, no term, condition, warranty, representation or covenant or any kind has been made or is given by any Qantas Group Company or their Personnel including in respect of the airworthiness, value, quality, durability, condition, design, operation, description, merchantability, performance or fitness for use or purpose of the Aircraft or any Part thereof; and

(c)	all conditions, warranties and representations (or obligations or liability, in contract or in tort) in relation to any of the matters referred to in clause 10.2(b), express or implied, statutory or otherwise, are expressly excluded; and

(d)	it has relied on its own investigations, inspections and advice prior to entering into this Agreement; and

(e)	under no circumstances will any Qantas Group Company or their Personnel be liable to any party to this Agreement for any Consequential Losses in connection with this Agreement; and

(f)	the Seller has no obligation to ensure that the Aircraft complies with any requirements, such as aircraft, engine or component modifications, of any foreign state or any foreign airworthiness authority or regulatory body.

11.	TERMINATION

11.1	Purchaser Event of Default

Each of the following is an Event of Default:

(a)	if the Purchaser fails to pay any amount when it is due and payable by it under this Agreement;

(b)	if the Purchaser is in breach of this Agreement, and that breach is incapable of remedy or, if capable of remedy, continues for two (2) Business Days after the Purchaser receives a notice from the Seller requiring that the breach be remedied; or

(c)	the occurrence of any Insolvency Event.

11.2	Consequences of a Purchaser Event of Default

If an Event of Default occurs and is continuing, the Seller may, without limiting any other remedies it may have, by notice to the Purchaser terminate this Agreement with immediate effect, in which case:

(a)	the Deposit will be forfeited; and

(b)	the Seller will have no further obligation to deliver the Aircraft to the Purchaser and the Seller will be released from its obligations under this Agreement.

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11.3	Consequences of a Seller Event of Default

If the Seller fails to deliver the Aircraft within three (3) months of Delivery Date (Seller Event of Default), the Purchaser may, without limiting any other remedies it may have, by notice to the Seller terminate this Agreement with immediate effect, in which case:

(a)	the Deposit will be refunded to the Purchaser; and

(b)	the Purchaser will have no further obligations under this Agreement to purchase the Aircraft and the Purchaser will be released from its obligations under this Agreement.

12.	TAXES

12.1	Taxes

The Purchaser shall bear all Taxes assessed by any Government Agency (other than by any Australian Government Agency) or any other entity in connection with this Agreement and/or the purchase of the Aircraft by the Purchaser.

12.2	Withholdings

All payments by the Purchaser under this Agreement must be paid in full without any deduction or withholding (whether in respect to set off, counterclaims or Taxes) unless Purchaser is prohibited by law from doing so, in which event Purchaser will:

(a)	ensure that the deduction or withholding does not exceed the minimum amount legally required;

(b)	immediately pay to the Seller such additional amount as may be necessary to ensure that the net amount received by the Seller will equal the full amount which would have been received by the Seller had no such deduction or withholding been made;

(c)	pay to the relevant taxation or other authorities, within the period for payment permitted by the applicable law, the full amount of deduction or withholding (including the full amount of any deduction or withholding from any additional amount paid pursuant to this clause); and

(d)	furnish to the Seller within the period for payment permitted by applicable law an official receipt of the relevant taxation or other authorities involved for the payment of all amounts deductible as aforesaid.

13.	CONFIDENTIAL INFORMATION

13.1	Recipient use of Confidential Information

The Recipient:

(a)	must keep the Confidential Information confidential;

(b)	may disclose the Confidential Information to enable it:

(i)	to perform its obligations under this Agreement but only to its Personnel to the extent that they have a need to know;

(ii)	in the case of the Seller, to discharge and release any Third Party Interest relating to the Aircraft;

(iii)	in the case of the Purchaser, to its existing bankers or to finance the purchase of the Aircraft.

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13.2	Return of Confidential Information

On termination or expiry of this Agreement, or earlier on reasonable request by the Disclosing Party, the Recipient must promptly, at the option of the Disclosing Party, either return to the Disclosing Party or destroy any or all copies of Confidential Information, in which case any right to use, copy and disclose that Confidential Information ceases.

13.3	Public Statements

Neither party may make any public statement about this Agreement unless it has first obtained written consent from the other party.

13.4	Permitted Disclosure

Clause 13 does not apply to the extent that any disclosure is required by law or any order of any court, tribunal, authority or regulatory body or by the rules of a stock exchange.

14.	QANTAS TRADE MARKS

The Purchaser must not use any Qantas Trade Mark without obtaining the prior written consent of the Seller.

15.	GENERAL

15.1	Survival

Clauses 3.6 (Guarantee), 8 (Insurance and Risk), 10 (Indemnities and Releases), 11.2 (Consequences of a Purchaser Event of Default), 11.3 (Consequences of a Seller Event of Default), 12 (Taxes), 13 (Confidential Information), 14 (Qantas Trade Marks), 15 (General) and SCHEDULE 5 survive termination of this Agreement.

15.2	Costs

(a)	Except as expressly stated otherwise in this Agreement, each party shall bear its own costs in connection with the negotiation, preparation and execution of this Agreement.

(b)	The Purchaser shall bear all other costs associated with this Agreement including the cost of:

(i)	obtaining any Government Agency or other approvals to export the Aircraft from the Delivery Location; and

(ii)	registration of the Aircraft or this Agreement in the Purchaser’s Jurisdiction.

15.3	Rights Cumulative

The rights and remedies provided in this Agreement are cumulative and do not exclude any rights or remedies provided by law.

15.4	Discretion on Consent

Unless this Agreement provides otherwise, where the consent or agreement of a party is required under this Agreement, that consent or agreement may be given conditionally or unconditionally, or withheld by that party in its absolute discretion.

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15.5	Notices

(a)	A party notifying or giving notice under this Agreement must give notice:

(i)	in writing;

(ii)	addressed to the address of the other party specified in Aircraft Sale Details or other address as notified in writing by the other party from time to time; and

(iii)	left at or sent by prepaid post or by fax to that address.

(b)	A notice given in accordance with clause 15.5(a) is received:

(i)	if left at the recipient’s address, on the date of delivery;

(ii)	if sent by prepaid post, 5 days after the date of posting; and

(iii)	if sent by fax, when the sender’s facsimile system generates a message confirming successful transmission of the total number of pages of the notice.

(c)	The Purchaser appoints the Purchaser’s Service Agent as its agent for the service of any process within Australia.

(d)	The Guarantor appoints the Guarantor’s Service Agent as its agent for the service of any process within Australia.

15.6	Time of the Essence

Time is of the essence in this Agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may, by agreement in writing between the parties, be substituted for them.

15.7	All Things Necessary

Each party must:

(a)	use reasonable efforts to do all things necessary or desirable to give full effect to this Agreement; and

(b)	refrain from doing anything that might hinder performance of this Agreement.

15.8	Relationship of Parties

Nothing in this Agreement or any associated circumstances gives rise to any relationship of joint venture, agency, partnership or employer and employee between the Seller and the Purchaser or between the Seller and any Personnel of the Purchaser. The Purchaser has no right to assume or create any obligations of any kind, express or implied, in the name of or on behalf of the Seller.

15.9	Waiver

If a party:

(a)	has a right arising from another party’s failure to comply with an obligation under this Agreement; and

(b)	delays in exercising or does not exercise that right,

that delay in exercising or failure to exercise is not a waiver of that right or any other right. A right may only be waived in writing, signed by the party waiving the right.

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15.10	Assignment

Neither party may assign or attempt to assign or otherwise transfer any right or obligation arising out of this Agreement without the prior consent of the other party, except that Seller may assign this Agreement to any Qantas Group Company without consent and the Seller must notify the Purchaser of the assignment of this Agreement.

15.11	Governing Law

This Agreement is governed by the laws applicable in the State of New South Wales, Australia and each party submits to the exclusive jurisdiction of the courts of that State.

15.12	Entire Agreement and Variation

This Agreement including its schedules and any attachments:

(a)	constitutes the entire agreement between the parties as to its subject matter;

(b)	in relation to that subject matter, supersedes any prior understanding or agreement between the parties (including any term sheet or letter of intent) and any prior condition, warranty, indemnity or representation imposed, given or made by a party; and

(c)	may only be amended in writing signed by both parties.

15.13	Reading Down

If part or all of any clause of this Agreement is illegal, invalid or unenforceable:

(a)	it will be read down to the extent necessary to ensure that it is not illegal, invalid or unenforceable, but if that is not possible

(b)	it will be severed from this Agreement and the remaining provisions of this Agreement will continue to have full force and effect, and the parties will attempt to replace that severed part with a legally acceptable alternative clause that meets the parties’ original intention in relation to the subject matter severed.

15.14	Construction

No rule of construction will apply in the interpretation of this Agreement to the disadvantage of one party on the basis that that party put forward or drafted this Agreement or any provision of this Agreement.

15.15	Non-merger

None of the terms of this Agreement or anything done or required to be done by virtue of this Agreement will operate as a merger of any of the rights and remedies a party may have under this Agreement and those rights and remedies at all times continue in force.

15.16	Priority of Documents

If there is any inconsistency between any of the terms of this Agreement, the order of priority for the purpose of construction is:

(a)	the clauses of this Agreement; then

(b)	the Schedules; then

(c)	any other attachments.

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15.17	Counterparts

This Agreement may be executed in any number of counterparts.

15.18	International Supply Contract

The United Nations Convention on Contract for the International Sale of Goods will not apply to this Agreement.

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Executed as an agreement.

Signed for and on behalf of	)
QANTAS AIRWAYS LIMITED ABN 16 009 661 901)
by its duly authorised representative	)
in the presence of:	)

/s/ David Fuelling		/s/ William John Daws
Signature of witness		Signature of authorised representative

David Fuelling		William John Daws
Name of witness (please print)		Name of authorised representative
(please print)

Signed for and on behalf of	)
Cargo Aircraft Management, Inc	)
by its duly authorised representative	)
in the presence of:	)

/s/ George A. Golder		/s/ William B. Tarpley
Signature of witness		Signature of authorised representative

George A. Golder		William B. Tarpley
Name of witness (please print)		Name of authorised representative
(please print)

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Signed for and on behalf of	)
Aircraft Transport Services Group, Inc	)
by its duly authorised representative	)
in the presence of:	)

/s/ W. Joseph Payne		/s/ Joseph C. Hete
Signature of witness		Signature of authorised representative

W. Joseph Payne		Joseph C. Hete
Name of witness (please print)		Name of authorised representative
(please print)

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Schedule 1

Documents

[*]

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Schedule 2

Retained Items

[*]

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Schedule 3

Bill of Sale

This Bill of Sale is made by:

Qantas Airways Limited ABN 16 009 661 901 (‘Seller’) as seller under an Aircraft Sale Agreement (‘Agreement’) dated [    ] between the Seller and [insert] (‘Purchaser’) (together with their respective successors and permitted assigns).

This Bill of Sale relates to the aircraft comprising:

(a)	one Boeing 767-338ER aircraft with manufacturer’s serial number 24146 and registration number VH-OGA (‘Airframe’);

(b)	General Electric CF6-80C2-B6 engines bearing manufacturer’s serial numbers 695432 and 695678 (‘Engines’);

(c)	all Parts (as defined in the Agreement) installed in or attached to the Airframe or Engines;

(d)	the Documents (as each is defined in the Agreement),

(the ‘Aircraft’).

1.	Conveyance

For the consideration referred to in the Agreement, the Seller by this Bill of Sale conveys, transfers and delivers to the Purchaser today the whole of the Seller’s title to and ownership of the Aircraft to the Purchaser free and clear of all Third Party Interests (as defined in the Agreement).

2.	Warranty

The Seller warrants to the Purchaser that this Bill of Sale conveys full legal and beneficial ownership of and title to the Aircraft to the Purchaser.

This Bill of Sale is delivered by the Seller to the Purchaser in [insert] at                  am / pm (                 time) on the      day of              It is governed by the laws of New South Wales.

EXECUTED by the Seller as an agreement on

Signed for and on behalf of	)
Qantas Airways Limited	) )
by its duly authorised representative	)
in the presence of:	)

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Signature of witness	Signature of authorised representative

Name of witness (please print)	Name of authorised representative

(please print)

Title of authorised representative

(please print)

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Schedule 4

Acceptance Certificate

1.	[insert] (‘Purchaser’) and Qantas Airways Limited ABN 16 009 661 901 (‘Seller’) have entered into an Aircraft Sale Agreement dated [insert] (‘Agreement’).

2.	Words used in this Acceptance Certificate with capital letters and not otherwise defined will have the meanings given to them in the Agreement.

3.	Purchaser has this [insert date], (Time: [insert time]) at [insert location] inspected:

(a)	one Boeing 767-338ER aircraft with manufacturer’s serial number 24146 and registration number VH-OGA (‘Airframe’);

(b)	General Electric CF6-80C2-B6 engines bearing manufacturer’s serial numbers 695432 and 695678 (‘Engines’);

(c)	all Parts installed in or attached to the Airframe or Engines; and

(d)	the Documents.

4.	The Airframe, Engines, Parts and Documents are hereby accepted by the Purchaser without objection.

Signed for and on behalf of	)
[Purchaser]	) )
by its duly authorised representative	)
in the presence of:	)

Signature of witness	Signature of authorised representative

Name of witness (please print)	Name of authorised representative

(please print)

Title of authorised representative

(please print)

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Schedule 5

Guarantee

Parent Guarantee

1.	The Guarantor unconditionally and irrevocably:

(a)	guarantees to the Seller the due and punctual performance and observance by the Purchaser of all of the obligations contained in or implied under this Agreement that must be performed and observed by the Purchaser and its Personnel (“Guaranteed Obligations”); and

(b)	indemnifies each Indemnified Person from and against all Damages of whatsoever kind and nature, howsoever arising, which any Indemnified Person may now or in the future suffer or incur consequent on or arising directly or indirectly out of any breach or non-observance by the Purchaser of a Guaranteed Obligation.

2.	This Schedule applies and the obligations of the Guarantor remain unaffected despite:

(a)	an amendment of this Agreement, whether with or without the Guarantor’s knowledge or consent; or

(b)	a rule of law or equity to the contrary; or

(c)	an Insolvency Event affecting a person or the death of a person; or

(d)	a change in the constitution, membership, or partnership of a person; or

(e)	the partial performance of the Guaranteed Obligations; or

(f)	the Guaranteed Obligations not being enforceable at any time (whether by reason of a legal limitation, disability or incapacity on the part of the Purchaser and whether this Agreement is void ab initio or is subsequently avoided) against the Purchaser; or

(g)	the Seller granting any time or other indulgence or concession to, compounding or compromising with, or wholly or partially releasing the Purchaser or the Guarantor of an obligation; or

(h)	another thing happening that might otherwise release, discharge or affect the obligations of the Guarantor under this Agreement.

3.	This Schedule is:

(a)	a principal obligation and is not to be treated as ancillary or collateral to another right or obligation; and

(b)	independent of and not in substitution for or affected by another security interest or guarantee or other document or agreement which the Seller or another person may hold concerning the Guaranteed Obligations.

4.	The Seller may enforce the terms of this Schedule against the Guarantor without first having to resort to another guarantee or security interest or other agreement relating to the Guaranteed Obligations.

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